Exhibit 99.1

Cinedigm Reports Second Quarter Fiscal 2020 Financial Results

OTT/Streaming Revenues Increase 35%; Streamlined Cost Structure Drives 11% Reduction of Net Loss; Monthly Active Ad-Supported Streaming Viewers Reach 4.5 Million, Up 77% This Year

LOS ANGELES, November 14, 2019 (GLOBE NEWSWIRE) -- Cinedigm Corp. (NASDAQ: CIDM) today announced its financial results for the three- and six-month periods ended September 30, 2019.

Key Second Quarter FY 2020 Financial Results:

•	Consolidated revenues were $10.2 million

-	Overall OTT/streaming revenues were $3.1 million, up 35% year-over-year

-	Strong OTT Channel revenues, particularly Advertising Video on Demand (AVOD) revenues, drove the majority of this growth.

•	Net loss to common stockholders of $3.2 million, an improvement of 11% year-over-year

•	Adjusted EBITDA of $1.4 million

•	Debt has been reduced $8.3m in the quarter and $13.6m year to date

Key Business Highlights*:

•	Expanded strategic alliance with Starrise Media to release films in China theatrically, via broadcast television and to digital platforms.

•	Reached an estimated 4.5 million monthly active ad-supported viewers across Cinedigm’s digital networks distributed via linear Free Ad-supported TV (FAST) and AVOD viewers in September 2019, up 77% since the beginning of the fiscal year.

•	Achieved over 398%** YoY growth of ad-supported viewer base across FAST and ad-supported video on demand platforms.

•	Reached approximately 2.7 million monthly active viewers across five live networks with FAST linear channel delivery.

•	Reached approximately 1.8 million monthly active viewers across four live channels on partners with AVOD channel delivery.

•	Increased highly valuable, connected TV ad requests to 83% of overall inventory mix.

•	Added five new ad demand partners.

•	Added key scale distribution partners including Sinclair Broadcast Group, Samsung, Comcast Xfinity, Roku, and Vizio in the fiscal year.

•	Launched Chinese entertainment channel BAMBU as a linear channel on its widely-popular CONtv digital network

•	Co-Productions continue to generate strong return on investment: The Outsider starring Trace Atkins, Jon Foo, Danny Trejo from Status Media, was released Day and Date on 6/14/19 and on DVD 8/6/19. Its performance exceeded DVD Budget by 50% and yielded strong transactional revenue and a Netflix exclusive license.

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•	Released two co-productions in the first half of the Fiscal Year and will release four in the second half. Badland starring Trace Adkins, Mira Sorvino, Bruce Dern and Tony Todd from Papa Octopus released 11/1/19 as a Day & Date with optimal home page placement and promotion.

“We remain focused on growing our OTT/streaming revenues and building on our position in the rapidly expanding video-on-demand business by increasing our distribution assets and increasing our volume of premium content rights to reach more viewers and appeal to a wide range of advertising and distribution partners,” said Chris McGurk, Cinedigm Chairman and CEO. “Just as important, we are diligently managing our cost structure as we approach the contractual end of our cinema equipment business with the sale of cinema equipment to our theater partners.”

Second Quarter Fiscal 2020 Financial Summary (comparing the quarter ended September 30, 2019 vs. September 30, 2018)

Revenue was $10.2 million, a decrease of 25.5% compared to $13.7 million in the prior-year second fiscal quarter, due mainly to the expected decline in the Cinema Equipment business. Overall OTT/streaming revenues were $3.1 million in the quarter, up 35%, with OTT Channel revenues, particularly AVOD, showing the strongest growth rate both for the quarter and year to date.

Total operating expenses were $11.3 million, compared to $14.6 million, a decrease of $3.3 million, or 22.6%, which was primarily driven by lower selling, general and administrative expenses and lower depreciation and amortization. Selling, general and administrative expenses for the second quarter of fiscal 2020 were $5.0 million compared to $6.5 million in the year ago period, a decrease of $1.5 million, or 23.1%. Amortization of intangible assets was $594,000 for the second quarter of fiscal 2020 compared to $1.4 million in the year ago period, a decrease of $800,000, or 57.4%.

The Company reported a net loss of $3.1 million for the second quarter of fiscal 2020 compared to a net loss of $3.5 million in the second quarter of fiscal 2019. After giving effect to preferred stock dividends of $89,000, the net loss to common stockholders was $3.2 million, or ($0.08) per basic and diluted share, based on a weighted average of 41,439,520 shares outstanding. In comparison, for the second quarter of 2018, after giving effect to preferred stock dividends of $89,000, a net loss to common stockholders was $3.6 million, or ($0.09) per basic and diluted share based on a weighted average of 37,696,256 shares outstanding.

For the second quarter of fiscal year 2020, Adjusted EBITDA was $1.4 million, compared to $2.9 million in the year-ago period. The decrease was largely due to the expected reduction in the cinema equipment business.

*	All figures based on September 2019 performance data.

**	YoY comparisons are between September 2018 and September 2019

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Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation, expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to Adjusted EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

About Cinedigm

Since inception, Cinedigm (NASDAQ: CIDM) has been a leader at the forefront of the digital transformation of content distribution. Adapting to the rapidly transforming business needs of today’s entertainment landscape, Cinedigm remains a change-centric player focused on providing content, channels and services to the world’s largest media, technology and retail companies. Cinedigm’s Content and Networks groups provide original and aggregated programming, channels and services that entertain consumers globally across hundreds of millions of devices. For more information, visit www.cinedigm.com.

[CIDM-E]

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Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For more information:

Jill Newhouse Calcaterra

Cinedigm

jcalcaterra@cinedigm.com

310-466-5135

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CINEDIGM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	September 30, 2019	March 31, 2019
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$13,665	$17,872
Accounts receivable, net	36,921	41,765
Inventory, net	607	673
Unbilled revenue	1,148	1,504
Prepaid and other current assets	9,200	6,109
Total current assets	61,541	67,923
Restricted cash	1,000	1,000
Property and equipment, net	10,913	14,047
Right-of-use assets	1,940	—
Intangible assets, net	8,097	9,686
Goodwill	8,701	8,701
Other long-term assets	291	526
Total assets	$92,483	$101,883
LIABILITIES AND DEFICIT
Current liabilities
Accounts payable and accrued expenses	$75,230	$71,751
Current portion of notes payable, including unamortized debt discount of $979 and $1,436 respectively	36,690	43,319
Operating lease liabilities	915	—
Current portion of deferred revenue	1,869	1,687
Total current liabilities	114,704	116,757
Notes payable, non-recourse, net of current portion and unamortized debt issuance costs and debt discounts of $1,141 and $1,495 respectively	12,973	19,132
Operating lease liabilities, noncurrent	1,103	—
Deferred revenue, net of current portion	1,700	2,357
Other long-term liabilities	153	205
Total liabilities	130,633	138,451

Stockholders’ deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; and 7 shares issued and outstanding at September 30, 2019 and March 31, 2019. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A stock 60,000,000 shares authorized at September 30, 2019 and March 31, 2019; 41,003,572 and 36,992,433 shares issued and 39,689,736 and 35,678,597 shares outstanding at September 30, 2019 and March 31, 2019, respectively	40	36
Additional paid-in capital	375,222	368,531
Treasury stock, at cost; 1,313,836 Class A common shares at September 30, 2019 and March 31, 2019	(11,603)	(11,603)
Accumulated deficit	(404,120)	(395,814)
Accumulated other comprehensive income	38	10
Total stockholders’ deficit of Cinedigm Corp.	(36,864)	(35,281)
Deficit attributable to noncontrolling interest	(1,286)	(1,287)
Total deficit	(38,150)	(36,568)
Total liabilities and deficit	$92,483	$101,883

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CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Revenues	$10,241	$13,744	$20,044	$26,822
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	4,087	3,616	7,699	7,041
Selling, general and administrative	4,988	6,487	10,837	13,030
Provision for doubtful accounts	56	1,067	326	1,132
Depreciation and amortization of property and equipment	1,609	2,076	3,383	4,165
Amortization of intangible assets	594	1,395	1,589	2,790
Total operating expenses	11,334	14,641	23,834	28,158
Loss from operations	(1,093)	(897)	(3,790)	(1,336)
Interest expense, net	(1,813)	(2,572)	(4,095)	(5,267)
Other expense, net	(155)	(18)	(168)	(28)
Loss from operations before income taxes	(3,061)	(3,487)	(8,053)	(6,631)
Income tax expense	(27)	—	(74)	(139)
Net loss	(3,088)	(3,487)	(8,127)	(6,770)
Net income (loss) attributable to noncontrolling interest	(7)	8	(1)	24
Net loss attributable to controlling interests	(3,095)	(3,479)	(8,128)	(6,746)
Preferred stock dividends	(89)	(89)	(178)	(178)
Net loss attributable to common stockholders	$(3,184)	$(3,568)	$(8,306)	$(6,924)
Net loss per Class A common stock attributable to common stockholders - basic and diluted:
Net loss attributable to common stockholders	$(0.08)	$(0.09)	$(0.21)	$(0.18)
Weighted average number of Class A common stock outstanding: basic and diluted	41,439,520	37,696,256	39,903,778	37,667,934

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Adjusted EBITDA

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Three Months Ended September 30,
($ in thousands)	2019	2018
Net loss	$(3,088)	$(3,487)
Add Back:
Income tax expense	27	—
Depreciation and amortization of property and equipment	1,609	2,076
Amortization of intangible assets	589	1,395
Interest expense, net	1,818	2,572
Other expense, net	296	18
Stock-based compensation and expenses	178	317
Net loss attributable to noncontrolling interest	(7)	8
Adjusted EBITDA	$1,422	$2,899

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(1,491)	$(1,942)
Amortization of intangible assets	(12)	(12)
Stock-based compensation and expenses	—	—
Income from operations	(917)	(3,206)
Adjusted EBITDA from non-cinema equipment business	$(998)	$(2,261)

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Adjusted EBITDA

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Six Months Ended September 30,
($ in thousands)	2019	2018
Net loss	(8,127)	(6,770)
Add Back:
Income tax expense	74	139
Depreciation and amortization of property and equipment	3,383	4,165
Amortization of intangible assets	1,589	2,790
Interest expense, net	4,095	5,267
Other expense, net	759	28
Stock-based compensation and expenses	189	403
Net loss attributable to noncontrolling interest	(1)	24
Adjusted EBITDA	$1,961	$6,046

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(3,137)	$(3,902)
Amortization of intangible assets	(23)	(23)
Stock-based compensation and expenses	7	—
Income from operations	(2,050	(6,929)
Adjusted EBITDA from non-cinema equipment business	$(3,242)	$(4,808)

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